Exhibit 99.1



MONTEREY BAY TECH SIGNS LETTER OF INTENT TO ACQUIRE SPACELOGIC

WATSONVILLE, Calif., Dec. 21 Monterey Bay Tech, Inc. (OTC BB: MBYI) today announced that on December 20, 2004, the Company signed a Letter of Intent to acquire SpaceLogic, Ltd., an Israeli company. The closing of the transaction is subject to the completion of due diligence by the parties and the negotiation and execution of definitive agreements. SpaceLogic develops systems for US and international airports that unify baggage screening and secured baggage handling systems into a single integrated solution.

Contact:
Jonathan Kahn
CEO
831-768-3622